EXHIBIT 99.1

3790 Park Central Boulevard North

Pompano Beach, FL 33064

NEWS

May 14, 2009

FOR MORE INFORMATION:

954-917-4114

HOWARD L. EHLER, JR.

CHIEF OPERATING OFFICER

IMPERIAL INDUSTRIES, INC. TO DELAY FILING ITS

FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2009

UNTIL MAY 20, 2009 AND WILL HOST CONFERENCE

CALL TO DISCUSS 2009 FIRST QUARTER

 FINANCIAL PERFORMANCE AND OPERATING RESULTS

POMPANO BEACH, FL - Imperial Industries, Inc. (Nasdaq CM: “IPII”) (the “Company”) today announced that it intends to delay filing its Form 10-Q for the quarter ended March 31, 2009 with the Securities and Exchange Commission until May 20, 2009.

Due to the current economic climate of the Company’s industry, the Company’s accounting staff has been focused on various efforts working with the Company’s investment banking firm and other advisors on proposed financings and other strategic alternatives. As a result, the staff has been unable to complete the financial statements and other information required in Form 10-Q prior to the initial filing deadline. The Company will file a Form 12b-25 Notification of Late Filing with the SEC within the time frame required.

The Company expects to release its financial results for the first quarter ended March 31, 2009 after the market closes on Wednesday, May 20, 2009. The Company will also host a conference call with the investment community, Thursday, May 21, 2009, at 4:00 pm EST to discuss financial results for the first quarter ended March 31, 2009.

To participate in the conference call, please dial 1-800-857-9610 a few minutes before 4:00 pm EST on Thursday, May 21, 2009.  The passcode for the conference call is “IMPERIAL.”  A replay of the conference call will be available from 9:00 am EST on May 22, 2009 until 5:00 pm EST on May 24, 2009.  In order to listen to the replay, dial 1-800-216-4418. A replay of the conference call will be available on the Internet at the Company’s website www.imperialindustries.com commencing 11:00 am EST on May 22, 2009.

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the states of Florida, Mississippi and Louisiana. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiary, Premix-

Marbletite Manufacturing Co. The Company through its subsidiary, Just-Rite Supply, Inc., is engaged in the distribution of the Company’s manufactured products, as well as gypsum, roofing, stucco, insulation, doors, windows, lumber and other related products manufactured by other companies. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including market conditions and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” sections of the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission (“SEC”).

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